Cummins Inc.

Corporate Governance Principles

(Revised 07/14/2009)

I.        Role of the Board of Directors of Cummins Inc.

The Board of Directors of Cummins Inc. (the “Board”), collectively and through its various committees, oversees and directs the business and affairs of Cummins Inc. (the “Company”).  The primary mission of the Board is to represent and protect the interests of the Company’s stakeholders.  In so doing, the Board has the legal responsibility for overseeing the affairs of the Company, and has certain specified powers and authorities with respect to corporate action provided by Indiana statutes.

The Board’s oversight function can and should be exercised through the election and appointment of competent officers.  The Board shall rely on the integrity, expertise and competency of these officers in carrying out its oversight function.  The Board remains responsible for oversight and thus has an obligation to keep informed in order to assist management in formulating and developing plans; it also sets necessary criteria and serves as a body to review and advise management on the operations of the Company.

Specifically, the Board should:

  Adopt corporate governance principles consistent with the Company’s Vision, Mission and Values.

  Exercise sound and independent business judgment with respect to significant strategic and operational issues, including major capital expenditures, diversifications, acquisitions, divestitures, and new ventures.

  Advise senior management.

  Monitor:

    The performance of the Company.

    The performance of senior management.

    The effectiveness of internal controls and risk management practices.

    Compliance with all applicable laws and regulations.

    Communications and relationships with stakeholders.

In discharging its fiduciary duties to act in the best interests of the Company, the Board will consider, among other pertinent factors and as appropriate, the effect of its actions on shareholders, employees, suppliers, customers, communities, and the interests of society.

II.      Structure of the Board

2.1        Size.  The Board will normally consist of between 8 and 12 members.  The quality of the persons serving as Directors and the overall balance of the Board are more important than the precise number of members.  These considerations could lead from time to time to a Board outside of this size range.

2.2        Independence.  A substantial majority of the Board should consist of directors who are not employed by the Company and whose other relationships with the Company would not impair their independence, as determined by the Board based on guidelines of the New York Stock Exchange (“NYSE”) and other applicable regulations.  In that regard, the Board shall abide by the following principles:

2.2.1        No Director who is a former employee of the Company shall be deemed by the Board to be independent until five years after the employment has ended.

2.2.2        No Director who is, or in the past five years has been, affiliated with or employed by a present or former internal or external auditor of the Company (or of an affiliate of the Company) shall be deemed by the Board to be independent until five years after the end of either the affiliation or the auditing relationship.

2.2.3        No Director can be determined to be independent if he or she is, or in the past five years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

2.2.4        No Director can be determined to be independent if he or she has received during any twelve-month period within the last five years more than $120,000 in compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

2.2.5        No Director can be determined to be independent if he or she is a current employee of a company that has made payments to or received payments from the Company for property or services in an amount which, in any of the last five fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

2.2.6        Directors with immediate family members in the foregoing categories will also be subject to the five-year restricted period described in each such category.

Compliance with this standard shall be reviewed annually by the Governance and Nominating Committee.

As an additional safeguard in maintaining the independence principles set forth in this section 2.2 and for other sound corporate governance purposes, it is the policy of the Board, as documented herein, that no Director shall be permitted to enter into any form of fee consulting arrangement with the Company or any of its subsidiaries or affiliates without potentially impacting his or her status as an independent director.

2.3        Change in Board Member Status.  Directors are required to notify the Governance and Nominating Committee prior to joining another public company board.  Directors may not sit on more than four other public company boards, in addition to the Board, without approval from the Governance and Nominating Committee; provided that employee-directors may not sit on more than two other public company boards, in addition to the Board, without approval from the Governance and Nominating Committee.

Directors who are changing their principal employment or business profession or association (other than as a result of normal retirement) must inform the Governance and Nominating Committee so that the Committee may consider whether continued service on the Cummins Board is still appropriate.

2.4        Retirement; Term Limits.  It is the policy of the Board that no person seventy-two years of age or more shall be elected to the Board.  As set forth and described in the Company’s By-Laws, any Director who attains the age of seventy-two years during the Director’s term of office shall be eligible to remain a Director for the duration of the term for which the Director was elected but shall not be eligible for re-election.  The Board has not established term limits for Directors.  The Board believes that long-term, experienced directors provide continuity of leadership, perspective and understanding of the business of the Company.  Term limits have the disadvantage of losing the contributions of these directors, who have been able to develop increasing insight into the Company and its operations, and who therefore provide an increasing contribution to the Board.

2.5        Selection of Chairman and CEO.  The Board should be free to make this choice any way that seems best for the Company at a given point in time.  Therefore, the Board does not have a policy on whether or not the role of the Chief Executive and Chairman should be separate, and, if it is to be separate, whether the Chairman should be selected from the non-employee Directors or be an employee.  Currently, the Board believes it is in the best interests of the Company for the role of Chairman and CEO to be combined and to appoint a Lead Director from among the independent Directors.

2.6        Director Orientation and Continuing Education.  New Board members will be provided with a timely and thorough introduction to the Company.  The orientation process shall include, among other things:

2.6.1        Information on the Company’s Vision, Mission and Values;

2.6.2        An introduction to the Company’s Business Units and their respective management teams;

2.6.3        Education about the Company’s risk management processes and regulatory environment; and

2.6.4        Visits to the Company’s facilities.

Directors are expected to continue to educate themselves with respect to the Company’s industries and markets, as well as corporate governance and director responsibility developments.  The Company will provide periodic updates or training to Board members to ensure that the members have the knowledge and skills necessary for their service and may also apprise Board members of, and encourage them to attend, at the Company’s expense, appropriate director educational programs.

2.7        Annual Elections of the Entire Board.  As set forth and described in the Company’s By-Laws, it is the Board’s policy that the entire Board will be elected annually by the Company’s shareholders.

2.8        Majority Voting for Directors.  As set forth and described in the Company’s By-Laws, it is the Board’s policy that all Directors in uncontested elections be elected by an affirmative majority vote of shareholders submitting a vote.

III.          Board Operations

3.1        Frequency of Meetings.  The Board will meet as frequently as necessary to enable Directors to discharge their responsibilities properly.  Regular meetings of the Board are typically scheduled to be held five times per year, and special meetings will be held as required.  The Board may, from time to time, take action by unanimous written consent.

3.2        Conduct of Meetings.  Board meetings will be conducted in a manner that ensures open communication, meaningful participation and timely resolution of issues.

3.3        Selection of Items for Board Agenda.  The Chairman, with input from the Lead Director, will generally establish the Board agenda for Board meetings, with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the Chairman for review and/or decision.  Each Board member is free to suggest the inclusion of items on the agenda.

3.4        Board Material Distributed in Advance.   Information and data that is important to the Board’s understanding of the business shall be distributed in writing, or otherwise made available, to the Board before the Board meets.  Management should structure material to ensure it is concise and to the point.  Highly confidential or sensitive matters may be presented and discussed without prior distribution of background material.

3.5        Regular Attendance of Non-Directors at Board Meetings.  The Board welcomes the regular attendance at each Board meeting of non-Board members who are members of the Company’s Executive and Operating Committees.  Others may also attend at the invitation of the Board.  Selected management representatives will also function as liaisons for each of the Board Committees for which they have subject matter expertise.

3.6        Board Access to Senior Management.  Board members will have complete and direct access to the Company’s management.  It is assumed that Board members will use judgment to ensure that contact with management is not distracting to the Company’s day-to-day operations, and that the CEO is appropriately informed of such communications.

3.7        Executive Sessions.  The Board will hold executive sessions at least four times per year without the Chairman (if the Chairman is an employee-director)or any other employee directors present for discussion of any relevant subject.  If the Chairman is an employee-director, then the Lead Director will preside over such sessions and be responsible for communicating any concerns or conclusions expressed in these sessions to management.

3.8        Waivers of Business Code of Conduct.  No waiver of violations of the Company's Business Code of Conduct will be granted without approval of the Audit Committee of the Board or full Board of Directors.

IV. Committees of the Board

4.1        Committees of the Board.  The Board has established six standing committees: Executive Committee, Audit Committee, Compensation Committee, Governance and Nominating Committee, Finance Committee, and Safety, Technology and Environment Committee. The responsibilities of the Audit, Compensation, Governance and Nominating, Finance and Safety, Environment and Technology committees are set forth in written committee charters approved by the Board.  The Company will comply with all NYSE and regulatory requirements concerning the membership of certain committees, including the requirements with respect to independence and financial expertise.  The Governance and Nominating Committee shall annually review the committee structures of the Board and the membership of the various committees and make recommendations for any changes to the Board.

4.2        Lead Director.  If the Chairman is an employee-director, the independent Directors will designate, and the Company will publicly disclose, the name of the independent Director who will serve as the Lead Director, in accordance with the requirements of the NYSE.  The Lead Director’s responsibilities shall include, among others as may be designated by the Board:

  Serving as Chairman of the Governance and Nominating Committee;

  Conferring with the Chairman on Board meeting agendas and meeting schedules;

  Calling and presiding over executive sessions of independent Directors and communicating feedback on executive session to the Chairman;

  Leading the annual performance reviews of the CEO and the Board;

  Ensuring that there is open communication between the Company’s independent Directors and the Chairman and other management members; and

  Conferring with the Chairman on other issues of corporate importance, as appropriate.

4.3        Frequency, Length and Agenda of Committee Meetings.  Each committee Chair, in consultation with the Chairman and management, will determine the frequency, length, and agenda for each meeting of his or her committee.  The agenda and any background materials for committee meetings will be circulated in advance whenever practical.  The committee Chairs will report to the full Board after each committee meeting.

4.4        Cross-Membership.  The Chairperson of the Audit Committee will be a member of the Compensation Committee and the Chairperson of the Compensation Committee will be a member of the Audit Committee.

V.    Board Functions

5.1        Formal evaluation of the Chief Executive Officer.   The independent Directors of the Board are responsible for evaluating the performance of the CEO on an annual basis.  This evaluation should be based on: (a) objective criteria including the CEO’s performance against the CEO’s annual work plan; (b) the performance of the business; and (c) other factors the independent Directors may deem relevant.  The Lead Director will lead the evaluation process and communicate the results to the CEO.  The evaluation will be used by the Compensation Committee in the course of its consideration of the compensation of the CEO.

5.2        Management Succession.  The CEO should report to the Board on an annual basis regarding succession planning, including the CEO’s recommendation as a successor should the CEO be unexpectedly no longer able to serve.

5.3        Approval of Major Strategies.  The Board will review and approve the Company’s one-year plan annually, as well as its long-term strategic plans and financial goals, and regularly monitor the Company’s performance with respect to these plans and goals.

5.4        Board Assessment.  The Governance and Nominating Committee is responsible for conducting an annual assessment of the Board’s performance and reporting the results to the Board. This assessment will determine whether the Board and its committees are functioning effectively. The assessment should be of the Board’s contribution as a whole and should specifically review areas in which the Board and/or management believe a better contribution should be made.

5.5        Communications with Stakeholders.  The Chairman and CEO is responsible for establishing effective communications with the Company’s stakeholders.  It is the policy of the Board that management speaks for the Company.

5.6        Selection of Board Members.  Subject to the ability of shareholders to nominate candidates for Director in accordance with the Company’s By-Laws, or as otherwise may be required by applicable law, the Board as a whole is responsible for selecting candidates for Director. Recognizing that the contribution of the Board will depend not only on the character and capacities of the Directors taken individually but also on their collective strengths, the Board should be composed of Directors chosen with a view to bringing to the Board a variety of experience and background, including:

5.6.1        Directors who have substantial experience in the business community;

5.6.2        Directors who have substantial experience outside the business community such as public, academic or scientific experience;

5.6.3        Directors who will represent the balanced, best interests of the stakeholders as a whole rather than special interest groups or constituencies; and

5.6.4        A substantial majority of Directors who are independent.

The Governance and Nominating Committee, with the active involvement of the Chairman and the input of the Lead Director, is responsible for screening and recommending candidates for election to the Board.

5.7.      In considering possible candidates for election as a Director, the Governance and Nominating Committee and the Board should be guided in general by the composition guidelines in section 5.6 above, and in particular, by the following:

5.7.1.      The Governance and Nominating Committee will seek out candidates who represent the diverse perspectives of all people.  Each Director should be chosen without regard to gender, race, religion, national origin or sexual orientation.

5.7.2.      Each Director should demonstrate the attributes of the Company’s core values:  integrity, corporate responsibility, diversity, global involvement, innovation, and delivering superior results.

5.7.3.      Each Director should be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of his or her responsibilities as a Director.

5.7.4.      Each Director should possess substantial and significant experience that would be of particular importance to the Company in the performance of his or her duties as a Director.

5.7.5.      Each Director should have sufficient time available to devote to the affairs of the Company in order to carry out his or her responsibilities as a Director.

5.7.6.      Each Director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency.

5.8    Responsibilities.  Each Director should be able to commit the requisite time and attention necessary to fulfill the obligations of a Director, including preparation and attendance at regularly scheduled Board and committee meetings, as well as participation in other matters necessary for good corporate governance.  It is the Board’s policy that all Directors should attend in person all meetings of the Company’s shareholders, other than in exigent circumstances.

5.9        Director Compensation.  The Compensation Committee will be responsible for establishing the level of Directors’ fees and other matters relating to the compensation of the members of the Board.  It will periodically review Director compensation in comparison with similarly situated companies to ensure that such compensation is reasonable and competitive.  Based on such comparison, the Compensation Committee may from time to time propose changes in Director compensation to the full Board for review and approval.

VI.   Clawback Provision

The Board has determined that if any of the Company’s financial statements are required to be materially restated resulting from the fraudulent actions of any officer, the Board may direct that the Company recover all or a portion of any award or any past or future compensation other than base salary from any such officer with respect to any year for which the Company’s financial results are adversely affected by such restatement.

VII.  Stock Option Policies

The Company may grant stock options from time to time to certain employees under the terms of its existing stock incentive plan and/or future benefit plans.  The Board prohibits the repricing of “underwater” stock options (other than in connection with stock splits and similar dilutive events) and prohibits the backdating of stock options.

VIII.  Stock Ownership Guidelines

The Board believes in the importance of requiring that all Directors and senior level officers beneficially own a sufficient amount of the Company’s common stock so that their economic interests are aligned with those of the Company’s shareholders.  As a result, the Board shall establish guidelines for the expected level of beneficial ownership of the Company’s common stock by all independent Directors and senior level management and from time to time will review these guidelines.

IX.  Amendments and Waivers

The Board may amend, waive or repeal these Principles at any time, with or without public notice, as it determines necessary or appropriate, in its discretion.